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                                                                     EXHIBIT 4.5

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT is made as of February 1, 1998, by and among AEP Resources, Inc., an Ohio corporation, as Depositor (the "Depositor"), Stephan T. Haynes, as "Administrative Trustee", The Bank of New York, a New York banking corporation, as "Property Trustee" and The Bank of New York (Delaware), duly organized and existing in the State of Delaware, as "Delaware Trustee" (the Property Trustee, the Delaware Trustee and the Administrative Trustee together, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Yorkshire Capital Trust I", in which name the Trustees, the Depositor or the holder of the Control Certificate (as herein defined), to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustees may approve.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement (the "Amended and Restated Trust Agreement") satisfactory to each such party and substantially in the form included as an exhibit to the Registration Statement (the "1933 Act Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), or in such other form as the Depositor and the holder of the Control Certificate (as herein defined) may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities, as referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Depositor and the Trustees agree that, subsequent to the execution of this Trust Agreement and prior to the execution of the Amended and Restated Trust Agreement, the Depositor shall transfer an instrument (the "Control Certificate") which will establish in the holder of such Control Certificate, in addition to its rights, powers and duties hereunder, certain voting, administrative and appointment powers with respect to the Trust. Such voting, administrative and appointment powers shall be specified in the Amended and Restated Trust Agreement.

     5. The Depositor, as the sponsor of the Trust, and the holder of the Control Certificate, as the case may be, acting singly or jointly, is hereby authorized, to cause the following actions to be taken (i) to file with the Securities and Exchange Commission (the "Commission"), on behalf of
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the Trust, (a) the 1933 Act Registration Statement including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the 1933 Act of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or any other exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with respect to the Preferred Securities of the Trust. The Trustees further hereby ratify and approve all actions having previously been taken with respect to the foregoing. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or any other exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Property Trustee and the Delaware Trustee, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee in their capacities as trustees of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or any other exchange or state securities or Blue Sky laws.

     6. This Trust Agreement may be executed in one or more counterparts.

     7. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor or the holder of the Control Certificate which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.

     8. From and after issuance of the Control Certificate, this Trust Agreement may be amended, modified or restated only with the consent of the holder of the Control Certificate.

     9. This Trust Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                         AEP RESOURCES, INC.,
                                              as Depositor

                                         By:  /s/ Jeffrey D. Cross
                                              Name: Jeffrey D. Cross
                                              Title:


                                         THE BANK OF NEW YORK,
                                              as Property Trustee


                                         By:  /s/ Ming J. Shiang
                                              Name: Ming J. Shiang
                                              Title: Assistant Vice President

                                         THE BANK OF NEW YORK (DELAWARE),
                                              as Delaware Trustee


                                         By:  /s/ Walter N. Gitlin
                                              Name: Walter N. Gitlin
                                              Title: Authorized Signatory



                                         STEPHAN T. HAYNES,
                                              as Administrative Trustee


                                         /s/ Stephan T. Haynes


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